UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2020 (September 15, 2020)

ENTERPRISE BANCORP, INC.
(Exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell,	Massachusetts	01852
(Address of principal executive offices)		(Zip Code)

(978)459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EBTC	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)    On September 15, 2020, in accordance with authority provided under the By-Laws of Enterprise Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Enterprise Bank and Trust Company (the “Bank”), the Board of Directors of each of the Company and the Bank approved an increase in the size of their respective Boards of Directors from 18 to 20 and appointed Nickolas Stavropoulos and Anita R. Worden to fill the resulting vacancies created by such increase, effective immediately. Mr. Stavropoulos was appointed to serve in the 2022 class of directors and Ms. Worden was appointed to serve in the 2023 class of directors. Mr. Stavropoulos and Ms. Worden will serve until the 2022 and 2023 annual stockholders’ meetings, respectively. As of the date of this Current Report on Form 8-K (this “Form 8-K”), neither Mr. Stavropoulos nor Ms. Worden have been appointed to any committees of the Boards of Directors of the Company or the Bank, and neither the Company nor the Bank has yet identified any committees to which Mr. Stavropoulos or Ms. Worden are expected to be appointed.
Mr. Stavropoulos previously served as President and Chief Operating Officer of San Francisco-based Pacific Gas and Electric Company (PG&E). Mr. Stavropoulos previously served on the boards of directors of the Company and the Bank from 2002 until 2011. Mr. Stavropoulos is an internationally sought-after speaker on the topics of leadership, workplace safety, and safety culture, and he serves as a director for various publicly traded, private and non-profit organizations, including Ameresco, TRC Companies, Picarro, Mosaic, Bentley University, and the Gas Technology Institute. Mr. Stavropoulos holds degrees from Bentley University and Babson College and has completed executive management programs at Harvard University and Massachusetts Institute of Technology.
Ms. Worden previously served as the Co-Founder, Chief Executive Officer and Director of Yaskawa Solectria Solar (formerly Solectria Renewables, LLC). She has also served the Greater Lawrence community concentrating on STEM education, ESL, and food security. Ms. Worden currently serves as a Trustee for Northern Essex Community College, the Essex County Community Foundation, and the Youth Development Organization. Ms. Worden has been recognized by the “Women to Watch” in the Boston Business Journal and Mass High Tech, YWCA’s Annual Tribute to Women, ILC Immigrant Entrepreneur of the Year nominee, and Boston Globe Magazine and Commonwealth Institute’s Top 100 Women-Led Businesses in Massachusetts. Ms. Worden is a graduate of the Massachusetts Institute of Technology.
The Company board of directors has determined that each of Ms. Worden and Mr. Stavropoulos is “independent” as defined under the listing rules of the NASDAQ Stock Market.  In connection with their appointments, Mr. Stavropoulos and Ms. Worden will receive the same compensation paid to the Company’s other non-employee directors and committee members, on a pro-rated basis, as disclosed in the Company’s 2020 Definitive Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 1, 2020. Neither Mr. Stavropoulos nor Ms. Worden have any arrangements or understandings with any other person pursuant to which they were appointed.
A copy of the Company’s press release, dated September 16, 2020, announcing the appointment of Mr. Stavropoulos and Ms. Worden as directors of the Company and the Bank is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits
(a)         Not applicable
(b)         Not applicable
(c)         Not applicable
(d)         The following exhibit is included with this report:

    99.1 Press release, dated September 16, 2020, announcing the appointment of Nickolas Stavropoulos and Anita R. Worden as directors of Enterprise Bancorp, Inc. and Enterprise Bank and Trust Company.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ENTERPRISE BANCORP, INC.

Date: September 16, 2020            By:     /s/ Joseph R. Lussier
Joseph R. Lussier
Executive Vice President, Treasurer
and Chief Financial Officer